UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey		08816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2009, the Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), was amended to provide for the receipt of common units representing limited partner interests in the Partnership in lieu of cash payments on the general partner interest and incentive distribution rights in the Partnership (each, an “in-kind distribution”).  The Partnership’s general partner and holders of incentive distribution rights may elect to receive in-kind distributions to the extent approved in advance by the Conflicts Committee of the Board of Directors of K-Sea General Partner GP LLC, the general partner of the general partner of the Partnership.

A copy of Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of the Partnership has been included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC,
its general partner

Date May 7, 2009		By:	/s/ Terrence P. Gill
Terrence P. Gill
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P.